UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2019 (June 4, 2019)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GSVC	Nasdaq Capital Market

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2019, David S. Pottruck informed the Company’s Board of Directors (the “Board”) that he intends to resign from the Board, effective as of July 1, 2019. Mr. Pottruck’s last day as a member of the Board will be June 30, 2019. Mr. Pottruck’s decision to resign from the Board was not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Pottruck’s resignation, the Board reduced the number of directors that constitutes the full Board to four directors from five directors, effective as of July 1, 2019, in accordance with its bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2019	GSV CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Treasurer and Secretary